Exhibit 99.1

Storage Technology Corporation             303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey
Vice President, Investor Relations
303.673.5020
ask_stk@storagetek.com

STORAGETEK ANNOUNCES FIRST QUARTER REVENUE
AND EPS GROWTH

LOUISVILLE, Colo., April 20, 2004 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced first quarter 2004 net income of $23.3 million, or $0.21 diluted earnings per share. These amounts compare to net income of $16.5 million, or $0.15 diluted earnings per share, for the first quarter of 2003. Revenue for the first quarter of 2004 was $515 million compared to $480 million for the first quarter of 2003. The effective tax rate for the first quarter of 2004 was approximately 22%, and StorageTek currently expects that rate to be in effect for the full year. The previously anticipated effective tax rate for 2004 was approximately 28%.

“We are pleased to have delivered a solid quarter both in revenue generation and earnings growth,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “We are optimistic that the IT spending environment appears to be strengthening as the year progresses, and our strategy and the value-add we bring through our Information Lifecycle Management offerings are clearly resonating with customers.”

First quarter 2004 revenue for storage services grew 11% over the same period last year. “We saw double-digit growth in our maintenance revenue as well as our professional services,” continued Martin. “Our customers look to our professional services as a key enabler and crucial component required to successfully integrate an Information Lifecycle Management solution.”

Financial highlights for the first quarter includes an increased cash and investments balance of $1.07 billion and cash flow from operations of $70 million. “Our financial disciplines have become a hallmark of our business philosophy,” said Robert S. Kocol, StorageTek’s chief financial officer. “At this point we are on track to deliver the results we anticipated as we entered 2004. Even without the benefit of a lower-than-anticipated tax rate, we still grew earnings by over 25 percent.”

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STORAGETEK ANNOUNCES FIRST QUARTER FINANCIAL RESULTS 2-2-2/

StorageTek will conduct the first quarter 2004 financial results conference call today at 5:00 p.m. EDT. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm.

If you prefer to join via telephone line, please dial 800.314.7867 at least 5 minutes prior to the start of the call. International participants should dial 719.867.0640.

A replay of the call will be available on the web. The replay will also be available beginning at 8 p.m. EDT today and run through midnight Friday, April 30, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 404088.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek is a $2 billion global company that enables businesses, through its information lifecycle management strategy, to align the cost of storage with the value of information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended
	03/26/04	03/28/03
Revenue
Storage products	$294,606	$281,259
Gross profit margin	49%	45%

Storage services	220,466	198,696
Gross profit margin	42%	43%

Total revenue	515,072	479,955

Cost of revenue	276,869	267,196

Gross profit	238,203	212,759
Gross profit margin	46%	44%

Research and development costs	48,502	50,461
Selling, general, and administrative expense	162,685	140,817

Operating profit	27,016	21,481

Interest income	3,181	2,442
Interest expense	(377)	(469)

Income before income taxes	29,820	23,454

Provision for income taxes	(6,471)	(7,000)

Net income	$23,349	$16,454

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.21	$0.15

Weighted-average shares	110,551	106,691

Diluted earnings per common share	$0.21	$0.15

Weighted-average and dilutive potential shares	113,353	109,126

SUPPLEMENTAL FINANCIAL DATA - STORAGE PRODUCTS REVENUE
Tape products	$223,089	$215,888
Disk products	44,218	37,345
Network products	17,014	19,635
Other	10,285	8,391

Total storage products	$294,606	$281,259

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	03/26/04	12/26/03
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,035,921	$1,001,629
Short-term investments	2,625	14,650
Accounts receivable	482,908	539,334
Inventories	105,480	109,988
Deferred income tax assets	135,794	139,446
Other current assets	4,309	123

Total current assets	1,767,037	1,805,170

Long-term investments	34,413	43,501
Property, plant, and equipment	194,170	201,647
Spare parts for maintenance	46,332	44,695
Deferred income tax assets	93,659	93,521
Other assets	133,259	116,712

Total assets	$2,268,870	$2,305,246

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,272	$1,090
Accounts payable	105,207	132,404
Accrued liabilities	472,732	483,672
Income taxes payable	242,572	250,818
Other current liabilities	38,503	64,674

Total current liabilities	860,286	932,658

Long-term debt	10,659	11,150

Total liabilities	870,945	943,808

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	11,267	11,114
Capital in excess of par value	1,026,624	991,273
Retained earnings	432,421	409,072
Accumulated other comprehensive loss	(24,459)	(30,436)
Treasury stock	(29,190)	(5,919)
Unearned compensation	(18,738)	(13,666)

Total stockholders' equity	1,397,925	1,361,438

Total liabilities and stockholders' equity	$2,268,870	$2,305,246

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Quarter Ended
	03/26/04	03/28/03
OPERATING ACTIVITIES
Cash received from customers	$569,589	$591,316
Cash paid to suppliers and employees	(493,952)	(525,725)
Interest received	2,634	2,138
Interest paid	(307)	(373)
Income taxes paid	(7,516)	(4,143)

Net cash provided by operating activities	70,448	63,213

INVESTING ACTIVITIES
Proceeds from sale of investments	21,915	--
Purchases of property, plant, and equipment	(14,738)	(9,828)
Proceeds from sale of property, plant, and equipment	11	3,704
Other assets	(25,602)	(5,302)

Net cash used in investing activities	(18,414)	(11,426)

FINANCING ACTIVITIES
Purchases of common stock	(29,190)	--
Proceeds from employee stock plans	27,788	12,612
Proceeds from other debt	416	42
Repayments of other debt	(491)	(264)

Net cash provided by (used in) financing activities	(1,477)	12,390

Effect of exchange rate changes on cash	(16,265)	(3,146)

Increase in cash and cash equivalents	34,292	61,031
Cash and cash equivalents - beginning of the period	1,001,629	657,599

Cash and cash equivalents - end of the period	$1,035,921	$718,630

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$23,349	$16,454
Depreciation and amortization expense	20,117	23,786
Inventory writedowns	2,862	5,909
Translation loss	8,981	4,545
Other non-cash adjustments to income	29,120	(397)
Decrease in accounts receivable	54,517	111,361
(Increase) decrease in other current assets	2,449	(2,001)
(Increase) decrease in inventories	7,144	(17,783)
Increase in spare parts	(6,032)	(6,590)
(Increase) decrease in deferred income tax assets	(384)	7
Decrease in accounts payable	(27,191)	(39,035)
Decrease in accrued liabilities	(11,297)	(18,565)
Decrease in other current liabilities	(25,326)	(14,628)
Increase (decrease) in income taxes payable	(7,861)	150

Net cash provided by operating activities	$70,448	$63,213